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                                                                    EXHIBIT 99.2


                  Form of Proxy Card of MCN Energy Group Inc.


[Reverse of MCN Energy Group Inc. Proxy Card] [Logo of MCN Energy Group Inc.]

                        SPECIAL MEETING OF SHAREHOLDERS

                                     [date]
                                           -----------------
                                     [time]
                                           -----------------

                                    [place]
                                           -----------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCN ENERGY GROUP INC.,

PROXY     I (we) have received the proxy soliciting material relative to the
Special Meeting, and (i) appoint Alfred R. Glancy III, Howard L. Dow III and Daniel L. Schiffer, or any one of them, as Proxies with full power of substitution, for and in my (our) name, to vote all shares of Common Stock of MCN Energy Group Inc. owned of record by me (us) and (ii) directs Putnam Fiduciary Trust Company, Trustee under MCN Energy Group Inc.'s 401(k) plans, to vote in person or by proxy all shares of Common Stock of MCN Energy Group Inc. allocated to my accounts under those Plans, and which I am entitled to vote, in each case, on all matters that may come before the Special Meeting of
Shareholders to be held at                on             at            , and any
adjournments, unless otherwise specified herein and subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures. The Proxies, in their discretion, are further authorized to vote on other matters that may properly come before the Special Meeting and any adjournments.

The Board of Directors recommends a vote "FOR" the proposal listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign on the reverse side of this card and return promptly to            ;
or if you choose, you can submit your proxy by calling 1-800-        , or
through the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares you own directly cannot be voted.

[admission ticket]
                   -----------------
[parking ticket]
                   -----------------
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[ X ] Please mark your                       PROXY
      votes as in this
      example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 BELOW.

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                                            1.  To approve the Agreement and Plan of Merger,
                                                dated as of October 4, 1999 (as such agreement
                                                may be amended, supplemented or otherwise modified
                                                from time to time, the "Merger Agreement"), among
                                                DTE Energy Company, MCN Energy Group Inc. and DTE Enterprises,
                                                Inc., as more fully described in the accompanying Joint Proxy
                                                Statement/Prospectus.

                                                FOR                 AGAINST                  ABSTAIN
                                                / /                  / /                      / /
                                         --------------------------------------------------------------------
                                            2.  In their discretion the Proxies are authorized to vote upon such other business as may properly come before the
                                                meeting or adjournments.

                                         --------------------------------------------------------------------

                                                Please sign exactly as name appears hereon.  Joint owners
                                                should each sign. When signing as Attorney, Executor,
                                                Administrator, Trustee, or Guardian, please give full title as such.

                                         --------------------------------------------------------------------

                                         --------------------------------------------------------------------
                                                Signature(s)                                 Date



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               Please detach proxy at perforation before mailing.
 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

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   VOTE BY TELEPHONE            VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a       Access the WEBSITE and     Return your proxy in the
   Touch-Tone phone              cast your vote          POSTAGE-PAID envelope
                                                                 provided.
        1-800-                    http://www.

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                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

 Your telephone or Internet vote must be received by 5:00 p.m. eastern daylight
               time on         to be counted in the final tabulation.


YOUR CONTROL NUMBER IS   [                              ]



VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-800-using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website HTTP://WWW.
You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to:

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The
last vote received before       eastern daylight time,             will be the
one counted. You may also revoke your proxy by voting in person at the annual meeting.



                                                [LOGO OF MCN ENERGY GROUP INC.]